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                                                                    EXHIBIT 99.2





                 THE CHASE MANHATTAN CORPORATION
                   KEY ASIAN COUNTRY EXPOSURE


----------------------------------------------------------------------------
CROSS-BORDER BASIS (DECEMBER 31, 1997 ESTIMATES)
($ IN BILLIONS)


                                Trading       Foreign                         Total
               Outstandings(*)  Assets        Exchange       Derivatives    Cross-Border

----------------------------------------------------------------------------------------

Korea          $3.1              $0.3           $1.7           $0.3           $5.4
Indonesia       1.7               0.1            0.3            0.4            2.5
Thailand        1.2               0.1            0.3            0.3            1.9

Hong Kong       2.8               0.1            0.2            0.3            3.4
Singapore       1.3                --            0.6             --            1.9
Malaysia        0.8                --            0.1             --            0.9
China           0.6               0.1             --            0.1            0.8
Philippines     0.8                --             --             --            0.8
Taiwan          0.8                --             --             --            0.8
India           0.2               0.1             --             --            0.3


* Includes loans and accrued interest, interest-bearing deposits with banks, acceptances, issued L/C's, irrevocable legal commitments and other monetary assets
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

                        THE CHASE MANHATTAN CORPORATION
                  Total Cross-Border Assets vs. Total Managed Assets*
                          December 31, 1997 Estimates



Total Cross-Border Assets                           Total Managed Assets
-------------------------                    ----------------------------------

Asia                25%                      Cross-Border Assets - Asia      7%

Europe/Canada       54                       Cross-Border Assets - Other    21

Latin America       14                       Domestic Consumer-Managed      24

Eastern Europe       5                       Local Funded &

Other                2                            Other Assets              48
                   ---                                                     ---

     Total         100%                                                    100%
                   ===                                                     ===

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* Balance sheet - related assets